Exhibit 1.2


                                 INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT


            AGREEMENT, dated [   ] (this "Agreement"), among IndyMac MBS, Inc.,
a Delaware corporation ("IndyMac MBS"), the Seller (as defined below) and the Broker-Dealers (as defined below).


                                   WITNESSETH:


            WHEREAS, IndyMac MBS and one or more of the Broker-Dealers are parties to the Underwriting Agreement (defined below), providing for the sale by IndyMac MBS and the purchase, severally and not jointly, by such Broker-Dealers of the Public Certificates (defined below); and


            WHEREAS, IndyMac MBS and one or more of the Broker-Dealers are parties to the Purchase Agreement (defined below), providing for the sale by IndyMac MBS and the purchase, severally and not jointly, by such Broker-Dealers of the Private Certificates (defined below) other than the Private Certificates that are Retained Certificates; and


            WHEREAS, as an inducement to the Broker-Dealers to enter into the Underwriting Agreement and the Purchase Agreement, as applicable, IndyMac MBS and the Broker-Dealers wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth; and


            WHEREAS, the purchase price to be paid by IndyMac MBS to the Seller for the Mortgage Loans will be the proceeds of the sale by IndyMac MBS to the Broker-Dealers of the Public Certificates and the Private Certificates, and as an inducement to the Broker-Dealers to enter into the Underwriting Agreement and Purchase Agreement, as applicable, the Seller agrees to perform certain obligations set forth herein;


            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE I

                                   Definitions

     1.1.   Certain Defined Terms.

            The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            Act:  The Securities Act of 1933, as amended.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Base Prospectus: The prospectus dated [   ], as the same may be
amended or supplemented, of IndyMac MBS relating to the offering from time to time of one or more series of mortgage pass-through certificates.

            Broker-Dealer: Each of the signatories to this Agreement other than IndyMac MBS or the Seller.

            Certificates:   Mortgage   Pass-Through   Certificates,   [   ]  of
IndyMac MBS.

            Closing Date:  On or about [    ].

            Collateral Term Sheets:  As defined in the No-Action Letters.

            Computational Materials:  As defined in the No-Action Letters.

            Derived Information: As to any Broker-Dealer, such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in (i) the Prospectus, the Registration Statement, the Memorandum or amendments or supplements to either, taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any Seller Mortgage Loan Information; provided, however, that Derived Information shall not include any error or omission or alleged error or alleged omission that results from a Pool Error.

            Exchange Act:  The Securities Exchange Act of 1934, as amended.

            Form 8-K: Any of the Current Reports on Form 8-K filed by or on behalf of IndyMac MBS with respect to the Mortgage Loans and including any Collateral Term Sheet, Computational Materials, Series Term Sheet or Structural Term Sheet furnished by one or more of the Broker-Dealers.

            IndyMac MBS: IndyMac MBS, Inc., a Delaware corporation and its successors in interest.


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            IndyMac MBS Memorandum Information: All information contained or incorporated in the Memorandum other than the Purchaser Information.

            IndyMac MBS Prospectus Information: All information contained or incorporated in the Prospectus other than the Senior Underwriter Information, the Subordinate Underwriter Information and the PO Underwriter Information.

            IndyMac MBS Registration Information: All information contained or incorporated in the Registration Statement.

            Memorandum: The Confidential Private Placement Memorandum, if any, dated the Closing Date, as the same may be amended or supplemented, of IndyMac MBS relating to the Private Certificates other than the Private Certificates that are Retained Certificates.

            No-Action Letters: The no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission ("SEC") to Kidder, Peabody Acceptance Corporation I, Kidder Peabody & Co. Incorporated, and Kidder Structured Asset Corporation; the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the SEC to the Public Securities Association; the no-action letter dated February 17, 1995 issued by the SEC to the Public Securities Association; the letter of Cleary Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter and the SEC staff's response thereto are publicly available); and the no-action letter issued by the SEC addressed to Greenwood Trust Company, Discover Card Master Trust 1 dated April 5, 1996.

            Offered Certificates: The Public Certificates and the Private Certificates.

            Pool Error:  Any error in the Seller Mortgage Loan Information.

            PO Spread: The excess, if any, of (i) the purchase prices paid by investors to the PO Underwriter for the Class PO Certificates over (ii) the purchase price paid by the PO Underwriter to IndyMac MBS for the Class PO Certificates pursuant to the Underwriting Agreement.

            PO Underwriter: The Broker-Dealer, if any, which is purchasing the Class PO Certificates, if any, pursuant to the Underwriting Agreement.

            PO Underwriter Information: As to the PO Underwriter, the written information furnished by or on behalf of the PO Underwriter to IndyMac MBS specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the PO Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the PO Underwriter, furnished to IndyMac MBS and included in the Form 8-K; provided, however, that such Derived Materials shall not include any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information.

            Private Certificates:  The [            ]  Certificates.


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


            Prospectus: The Base Prospectus together with the Prospectus Supplement.

            Prospectus Supplement: The Prospectus Supplement dated the date hereof, as the same may be amended or supplemented, of IndyMac MBS relating to the offering of the Public Certificates.

            Public Certificates: The Senior Certificates and the Subordinate Certificates.

            Purchase Agreement: The Purchase Agreement, if any, dated the Closing Date, between IndyMac MBS and the Purchaser providing for the purchase and sale of the Private Certificates, other than the Retained Certificates that are Private Certificates.

            Purchase Spread: The excess, if any, of (i) the purchase prices paid by investors to the Purchaser for the Private Certificates other than the Private Certificates that are Retained Certificates over (ii) the purchase price paid by the Purchaser to IndyMac MBS for the Private Certificates other than the Private Certificates that are Retained Certificates pursuant to the Purchase Agreement.

            Purchaser: The Broker-Dealer that is purchasing the Private Certificates other than the Private Certificates that are Retained Certificates pursuant to the Purchase Agreement.

            Purchaser Information: The only written information furnished by or on behalf of the Purchaser to IndyMac MBS specifically for use in connection with the preparation of the Memorandum, such information being the information relating to the Purchaser set forth in the Memorandum under the caption "Method of Placement."

            Registration Statement:  As defined in the Underwriting Agreement.

            Retained Certificates: The Class [        ] Certificates.

            Seller: IndyMac Bank, F.S.B., a federal savings bank, and its successors in interest.

            Seller Mortgage Loan Information: Information relating to the Mortgage Loans furnished by or on behalf of the Seller to any Broker-Dealer.

            Senior Certificates:  The [        ] Certificates.

            Senior Spread: The excess, if any, of (i) the purchase prices paid by investors to the Senior Underwriter for the Senior Certificates over (ii) the purchase price paid by the Senior Underwriter to IndyMac MBS for such Senior Certificates pursuant to the Underwriting Agreement.

            Senior Underwriter: The Broker-Dealer which is purchasing the Senior Certificates, pursuant to the Underwriting Agreement.

            Senior Underwriter Information: The written information furnished by or on behalf of the Senior Underwriter to IndyMac MBS specifically for use in connection with the


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


preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Senior Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and
(ii) any Derived Information of such Senior Underwriter, furnished to IndyMac MBS and included in a Form 8-K.

            Subordinate Certificates:  The [          ] Certificates.

            Subordinate Spread: The excess, if any, of (i) the purchase prices paid by investors to the Subordinate Underwriter for the Subordinate Certificates, over (ii) the purchase price paid by the Subordinate Underwriter to IndyMac MBS for such Subordinate Certificates pursuant to the Underwriting Agreement.

            Subordinate Underwriter: The Broker-Dealer, if any, which is purchasing the Subordinate Certificates, if any, pursuant to the Underwriting Agreement.

            Subordinate Underwriter Information: The only written information furnished by or on behalf of the Subordinate Underwriter to IndyMac MBS specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Subordinate Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and (ii) any Derived Information of such Subordinate Underwriter, furnished to IndyMac MBS and included in a Form 8-K.

            Underwriting Agreement: The Underwriting Agreement, dated the date hereof, among IndyMac MBS, the Senior Underwriter, the PO Underwriter and the Subordinate Underwriter providing for the purchase and sale of the Public Certificates, other than the Retained Certificates that are Public Certificates.

     1.2.   Other Terms.

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement or the Purchase Agreement, as applicable.

     1.3.   Interpretive Principle.

            A Broker-Dealer may be acting in more than one capacity, e.g., the Senior Underwriter also may be the PO Underwriter. References herein to a Broker-Dealer acting in a particular capacity shall refer to such Broker-Dealer in such capacity only and shall not refer to other capacities, if any, being served by such Broker-Dealer.

                                   ARTICLE II

                         Representations and Warranties

     2.1.   Mutual Representation.


            Each party hereto represents to the other parties hereto that:


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            (a) the execution, performance and delivery of this Agreement has been duly authorized by such party;

            (b) this Agreement has been duly executed and delivered by such party; and

            (c) this Agreement constitutes the legal and valid obligations of such party.

     2.2.   Other Representations.

            (a) IndyMac MBS has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

            (b) The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (c) In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each Broker-Dealer represents and agrees with the Depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any Class of Certificates with a minimum denomination of less than $100,000 that is purchased by such Broker-Dealer it has not made and will not make an offer of Certificates of that Class to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates of that Class which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates of that Class to the public in that Relevant Member State at any time:

            (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than
     (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

            (iii) in any other circumstances that do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression an "offer of Certificates of that Class to the public" in relation to any Class of Certificates, which Class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates of that Class, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus


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


Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     2.3.   Computational Materials.

            Each Broker-Dealer which desires to furnish Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets to potential investors shall furnish fifteen (15) copies thereof and an electronic copy thereof in Microsoft Word or Microsoft Excel format or such other electronic format suitable for conversion to EDGAR format to Sidley Austin Brown & Wood LLP no later than 3:00 p.m. New York City time on the business day prior to the day on which these materials are required to be filed under the applicable No-Action Letter. In addition, each Broker-Dealer which has so furnished such materials hereby represents as to the materials it has furnished as follows:

            (a) The Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets so furnished by such Broker-Dealer comply in all material respects with the terms of the applicable No-Action Letter.

            (b) The Derived Information included in the Senior Underwriter Information, the Subordinate Underwriter Information or the PO Underwriter Information, as applicable, pursuant to the definitions thereof does not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made that the Prospectus (exclusive of such Derived Information and the Senior Underwriter Information, the Subordinate Underwriter Information or the PO Underwriter Information, as the case may be, provided by such Underwriter) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            (c) The materials so furnished contain customary legends regarding the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of principal payments or prepayments on any of the Mortgage Loans or the performance characteristics of the Certificates, and a statement to the effect that the materials so furnished were prepared by the applicable Broker-Dealer in reliance on information regarding the Mortgage Loans furnished by the Issuer.

            (d) Neither IndyMac MBS nor any of its affiliates participated in the preparation of the Collateral Terms Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets other than by supplying the Seller Mortgage Loan Information to Broker-Dealer.

            (e) At or prior to the time any such materials are furnished to IndyMac MBS for filing on Form 8-K, the Broker-Dealer furnishing such materials will provide to IndyMac MBS and such Broker-Dealer a letter, in form and substance reasonably satisfactory to IndyMac MBS and such Broker-Dealer, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to


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such materials and have found no exceptions, other than such exceptions as are acceptable to IndyMac MBS and the Broker-Dealer. Fifty percent (50%) of the costs and expenses of such letter will be paid by each of the Broker-Dealers obtaining the same and IndyMac MBS.

                                  ARTICLE III

                                 Indemnification

     3.1.   Indemnification.

            (a) IndyMac MBS agrees to indemnify and hold harmless each Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the IndyMac MBS Memorandum Information, the IndyMac MBS Prospectus Information or the IndyMac MBS Registration Information or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the IndyMac MBS Memorandum Information, the IndyMac MBS Prospectus Information or the IndyMac MBS Registration Information or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the IndyMac MBS Memorandum Information, the IndyMac MBS Prospectus Information or the IndyMac MBS Registration Information or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that IndyMac MBS shall not be liable to a particular Broker-Dealer or any person who controls such Broker-Dealer to the extent that any misstatement or alleged misstatement or omission or alleged omission was (i) made in reliance upon and in conformity with the Senior Underwriter Information, the PO Underwriter Information, the Subordinate Underwriter Information or the Purchaser Information, as applicable, and (ii) in the case of the IndyMac MBS Prospectus Information, to the extent that such misstatement or omission was corrected and such Broker-Dealer did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if IndyMac MBS has previously furnished copies thereof to the Broker-Dealers in accordance with the terms of the Underwriting Agreement or the Purchase Agreement, as applicable. This indemnity agreement will be in addition to any liability which IndyMac MBS may otherwise have.

            (b) Each Broker-Dealer severally agrees to indemnify and hold harmless IndyMac MBS, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls IndyMac MBS within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from IndyMac MBS to each Broker-Dealer; provided, however, that a Broker-Dealer will be liable in any such case only to


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


the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) the Senior Underwriter Information, in the case of the Senior Underwriter, (ii) the PO Underwriter Information, in the case of the PO Underwriter, (iii) the Subordinate Underwriter Information, in the case of the Subordinate Underwriter and (iv) the Purchaser Information, in the case of the Purchaser; and provided, further, that any such omission or alleged omission relating to the Derived Information included in the Senior Underwriter Information, the PO Underwriter Information or the Subordinate Underwriter Information, as the case may be, pursuant to the definitions thereof shall be determined by reading such Derived Information in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Derived Information and Prospectus were made. This indemnity agreement will be in addition to any liability which any Broker-Dealer may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the Senior Underwriter, the PO Underwriter, the Subordinate Underwriter or the Purchaser, as applicable, in the case of paragraph (a) of this Section 3.1, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and


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indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     3.2.   Contribution.

            If the indemnification provided for in Section 3.1 is unavailable or insufficient to hold harmless an indemnified party under Section 3.1(a)-(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 3.1 above in such proportion as is appropriate to reflect the following: (A) in the case of any Broker-Dealer which did not furnish Computational Materials as provided in Section 2.3 hereof (i) in such proportion as is appropriate to reflect the relative benefits received by IndyMac MBS on the one hand and the Broker-Dealers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of IndyMac MBS on the one hand and the Broker-Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; or (B) in the case of any Broker-Dealer which did so furnish Computational Materials, (i) the relative benefits received by IndyMac MBS on the one hand and the Broker-Dealers on the other from the offering of the Offered Certificates and (ii) the relative fault of IndyMac MBS on the one hand and the Broker-Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by IndyMac MBS on the one hand and the Broker-Dealers on the other shall be in such proportion so that the Broker-Dealers are responsible for an amount equal to the sum of the Senior Spread, the PO Spread, the Subordinate Spread and the Purchase Spread and IndyMac MBS is responsible for the balance. The relative benefits received by the Senior Underwriter, the PO Underwriter, the Subordinate Underwriter and the Purchaser shall be the Senior Spread, in the case of the Senior Underwriter, the PO Spread, in the case of the PO Underwriter, the Subordinate Spread, in the case of the Subordinate Underwriter and the Purchase Spread, in the case of the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by IndyMac MBS or by the Broker-Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3.2. A Broker-Dealer shall not be required to contribute any amount in excess of (x) the Senior Spread, in the case of the Senior Underwriter, the PO Spread, in the case of the PO Underwriter, the Subordinate Spread, in the case of the Subordinate Underwriter, or the Purchase Spread, in the case of the Purchaser, over (y) the amount of any damages which the applicable Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were


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contained in or omitted from Derived Information filed on the Form 8-K, the preceding limitation on contribution shall be inapplicable to the Broker-Dealer which furnished such Derived Information. The obligation of any Broker-Dealer to contribute under this Section 3.2 is several in proportion to the Senior Spread, the PO Spread, the Subordinate Spread and the Purchase Spread, respectively. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3.3.   Benefits.

            The obligations of IndyMac MBS under this Article III shall be in addition to any liability which IndyMac MBS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Broker-Dealer within the meaning of the Act; and the obligations of each Broker-Dealer under this Article III shall be in addition to any liability which such Broker-Dealer may otherwise have and shall have extended upon the same terms and conditions, to the officers of IndyMac MBS who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls IndyMac MBS within the meaning of either the Act or the Exchange Act.


     3.4.   Seller Obligation.

            The Seller agrees with each Broker-Dealer, for the sole and exclusive benefit of such Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Broker-Dealer, to indemnify and hold harmless each Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act against any failure by IndyMac MBS to perform any of its obligations under this Agreement, the Underwriting Agreement or the Purchase Agreement. The Seller agrees that there are no conditions precedent to the obligations of the Seller hereunder other than written demand to IndyMac MBS to perform its obligations under this Agreement, the Underwriting Agreement or the Purchase Agreement.

                                   ARTICLE IV

                                    Expenses

     4.1.   Other Expenses.


            Any costs and expenses incurred in connection with the qualification of any of the Offered Certificates under the "blue sky" or securities laws of any state shall be paid by the Broker-Dealer requesting such action. Unless otherwise agreed to among the Broker-Dealers, any advertising or "tombstone" expenses shall be paid by the Broker-Dealer incurring the same. Each Broker-Dealer shall be responsible for all other costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates.


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     4.2.   OID Calculations.


            If a Broker-Dealer fails to provide IndyMac MBS with original issue discount ("OID") calculations within five business days after the Closing Date for any Certificates purchased by such Broker-Dealer, such Broker-Dealer agrees to reimburse the Trust Fund for any penalties actually imposed on the Trust Fund resulting from not having the OID information or for having such information late.

                                    ARTICLE V

                                     General

     5.1.   Survival.

            This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates and any termination of the Underwriting Agreement and/or the Purchase Agreement.

     5.2.   Successors.

            This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

     5.3.   Applicable Law.

            This Agreement will be governed by and construed in accordance with the laws of the State of New York, disregarding principles of conflict of laws.

     5.4.   Miscellaneous.

            Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     5.5.   Notices.

            All communications hereunder shall be in writing and effective only on receipt and, if sent to a Broker-Dealer, shall be delivered to the address specified on the signature page hereof; or if sent to IndyMac MBS, shall be delivered to 3465 East Foothill Boulevard, Pasadena, CA 91107, attention of Secondary Marketing.


                                * * * * * * *

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers on the date first above written.

                                    INDYMAC MBS, INC.


                                    By:   ______________________________________
                                          Name:
                                          Title:
                                          Address:  3465 East Foothill Boulevard
                                                    Pasadena, California 91107

                                    INDYMAC BANK, F.S.B.


                                    By:   ______________________________________
                                          Name:
                                          Title:
                                          Address: 3465 East Foothill Boulevard
                                                   Pasadena, California 91107

                                    [        ]


                                    By:   ______________________________________
                                          Name:
                                          Title:
                                          Address: 600 Steamboat Road
                                                   Greenwich, Connecticut 06830